Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY PRICES $500,000,000 PUBLIC OFFERING
OF SENIOR NOTES DUE 2025

DENVER, CO — May 7, 2015 — SM Energy Company (NYSE: SM) today announces that it has priced an offering of $500,000,000 aggregate principal amount of its 5.625% senior unsecured notes due 2025 (the “Notes”). The Notes will be issued at par. The offering is expected to close on May 21, 2015, subject to customary closing conditions. The company intends to use the net proceeds from the offering to fund the concurrent tender offer announced today to purchase any and all of its outstanding 6.625% Senior Notes due 2019, repay outstanding borrowings under its credit facility, and for general corporate purposes.

Wells Fargo Securities, BofA Merrill Lynch, J.P. Morgan, Barclays, BBVA and RBC Capital Markets are acting as joint book-running managers for the offering. The Notes are being offered and will be sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission. This offering is being made only by means of a prospectus and related prospectus supplement, both dated May 7, 2015.

Before you invest, you should read the prospectus supplement and accompanying base prospectus in that registration statement for more complete information about this offering. When available, copies of these documents may be obtained from any of the underwriters by contacting:

Wells Fargo Securities, LLC

608 2nd Avenue

South Minneapolis, MN 55402

Attention: Client Support

Phone: (800) 645-3751 Opt 5

E-mail: wfscustomerservice@wellsfargo.com

Merrill Lynch, Pierce, Fenner & Smith Incorporated

222 Broadway, 11th Floor

New York, New York 10038

Attention: Prospectus Department

Phone: (800) 294-1322

E-mail: dg.prospectus_requests@baml.com

J.P. Morgan Securities LLC

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Attention: Post-Sale Fulfillment

You may also obtain these documents free of charge when they are available by visiting the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

INFORMATION ON FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of securities laws, including forecasts and projections. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include factors such as the availability, proximity and capacity of gathering, processing and transportation facilities; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of announced acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the volatility and level of oil, natural gas, and natural gas liquids prices; uncertainties inherent in projecting future rates of production from drilling activities and acquisitions; the imprecise nature of estimating oil and gas reserves; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services and uncertainties related to the costs of such equipment and services; the risks associated with the Company’s commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy’s 2014 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company’s other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website.

SM ENERGY CONTACTS:

MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
James Edwards, ir@sm-energy.com, 303-837-2444
Brent Collins, ir@sm-energy.com, 303-863-4326